EXHIBIT 10.3
     Intercreditor Agreement dated as of February 24, 2004 (this “Intercreditor Agreement”) among (i) Heritage-Crystal Clean, LLC (the “Company”) and (ii) Bruckmann, Rosser, Sherrill & Co. II, L.P. (“BRS”), Asphalt Refining Company (“ARC”) and Donald Brinckman (“Brinckman”), each of whom is one of the Noteholders identified as such on the signature page to this Intercreditor Agreement together with any assignee or transferee of the Notes (together, the “Noteholders”).
Witnesseth:
     Whereas, pursuant to the Purchase Agreement dated as of the date hereof (the “BRS Purchase Agreement”) by and between the Company, BRS-HCC Investment Co., Inc. (“BRS-HCC”) and Bruckmann, Rosser, Sherrill & Co II, L.P. (“BRS”), BRS has agreed to make from time to time to the Company the “BRS Loans” pursuant to the “BRS Loan Commitment” (as such terms are defined in the BRS Purchase Agreement), and the “BRS Note” (as defined in the BRS Purchase Agreement) evidences any and all BRS Loans which may be made from time to time by BRS to the Company pursuant to the BRS Loan Commitment.
     Whereas, (i) the Noteholders are the holders of promissory notes issued by the Company (the “Notes”) in the stated principal amounts set forth on the signature page to this Intercreditor Agreement; (ii) the Company is indebted to the Noteholders in the amounts set for forth on the signature page to this Intercreditor Agreement; and (iii) the Noteholders may provide loans (the “Loans”) to the Company in aggregate amounts not to exceed the stated principal amount of the Notes (the “Loan Commitments”).
     Whereas, (i) the Loan Commitment, Loans and Note of BRS are herein referred to as the “BRS Loan Commitment”, the “BRS Loans” and the “BRS Note”, respectively, (ii) the Loan Commitment, Loans and Note of ARC are herein referred to as the “ARC Loan Commitment”, the “ARC Loans” and the “ARC Note” (or referred to also in the BRS Purchase Agreement as the “Heritage Note”), respectively, and (iii) the Loan Commitment, Loans and Note of Brinckman are herein referred to as the “Brinckman Loan Commitment”, the “Brinckman Loans” and the “Brinckman Note”, respectively.
     Now, therefore, the Company and the Noteholders agree as follows:
     1. The non-BRS Noteholders consent to the provisions of Section 5 of the BRS Purchase Agreement and to the issuance of the BRS Note to BRS and the incurrence from time to time by the Company of the BRS Loans.
     2. (a) The proceeds of the “Initial BRS Loan” (as defined in the BRS Purchase Agreement) shall be used to repay a portion of the principal amount outstanding under the Heritage Note as provided in the BRS Purchase Agreement (the “BRS Note Closing”).
          (b) After the BRS Note Closing, the proceeds of the “BRS Investment” (as defined in the BRS Purchase Agreement) may be used by the Company to repay principal amounts outstanding under the Notes provided that an Excessive BRS Loan Imbalance (as hereinafter defined) does not result.

          (c) Subject to the provisions of Section 4 hereof:
               (i) Except as provided in Sections 2(a) and 2(b) hereof and as hereinafter provided, the Company may borrow, repay and re-borrow Loans from time to time under one or more of the Notes (but not in excess of the stated principal amount of the Notes) in such amounts as the Company shall elect provided that (x) any borrowing under the BRS Note does not create a BRS Loan Imbalance, (y) any repayment of Loans under the Heritage Note or the Brinckman Note does not create an Excessive BRS Loan Imbalance (as hereinafter defined), and (z) the proceeds of any BRS Loans are not used to repay Loans, interest or any other obligations under the Heritage Note or the Brinckman Note except to eliminate a Loan Imbalance under the Heritage Note or the Brinckman Note. Borrowings shall be upon 10 days notice given by the Company to the Noteholders.
               (ii) If the principal amount of Loans under any of the Notes outstanding exceeds an amount equal to the product of the Maximum Loan Percentage of the Noteholder and the aggregate principal amount of the Loans then outstanding under all of the Notes (a “Loan Imbalance”) as of the last day of any fiscal quarter of the Company, then the Company shall promptly repay the principal amount of the Loans in an amount sufficient to eliminate the Loan Imbalance (rounded to the nearest $10,000 under any Note), except to the extent that Brinckman has elected to increase the Brinckman Loans in accordance with Section 4 hereof.
               (iii) If the principal amount of the BRS Loans outstanding at any time during any fiscal quarter and prior to any adjustment pursuant to Section 2(c)(ii) hereof shall exceed by more than $200,000 an amount equal to the product of the BRS Maximum Loan Percentage and the aggregate principal amount of the Loans outstanding under all of the Notes (an “Excessive BRS Loan Imbalance”), then the Company shall promptly repay the principal amount of BRS Loans in an amount sufficient to eliminate the Excessive BRS Loan Imbalance.
               (iv) For purposes of this Intercreditor Agreement, the “Maximum Loan Percentage” of each of the Noteholders shall be as follows: (x) BRS — 13.33%; (y) ARC— 58.62%; and (z) Brinckman — 28.05%.
     3. (a) (i) The Company shall make best efforts to obtain (each of the following, a “Substitute Credit Facility”) a credit or loan facility (other than the Notes) with maximum commitments in excess of $1,350,000 available to the Company under the Business Loan Agreement dated November 21, 2003 between the Company and Bank of America, N.A. (the “Bank of America Facility”), or an increase in said maximum commitments currently available to the Company under the Bank of America Facility (such excess or increase, an “Increased Credit Facility Commitment”), and the amount of the Loan Commitments and the stated principal amount of the Notes of each of BRS, ARC and Brinckman shall be automatically reduced temporarily from time to time as follows (subject to increase or restoration subsequent to any such reduction as hereinafter provided) based on the amount of the maximum commitment under the Substitute Credit Facility which is available to the Company from time to time:

               (A) if the maximum commitment available under the Substitute Credit Facility resulting from the Increased Credit Facility Commitment is greater than $1,350,000 but not in excess of $1,542,000 (such incremental increase in excess of $1,350,000 being herein referred to as a “Level A Increased Credit Facility Commitment”), then the ARC Loan Commitment and the ARC Note shall be reduced dollar-for-dollar by the amount the Level A Increased Credit Facility Commitment;
               (B) if the maximum commitment available under the Substitute Credit Facility resulting from the Increased Credit Facility Commitment is greater than $1,542,000 but not in excess of $3,086,000 (such additional incremental increase in excess of $1,542,000 being herein referred to as a “Level B Increased Credit Facility Commitment”), then: (x) the ARC Loan Commitment and the ARC Note shall be reduced dollar-for-dollar to the extent of the Level A Increased Credit Facility Commitment as provided in subclause (A) above; and (y) the BRS Loan Commitment and the BRS Note shall be reduced by an amount equal to 13.33%, and the ARC Loan Commitment and the ARC Note shall be reduced in an amount equal to 86.67%, of the Level B Increased Credit Facility Commitment; and
               (C) if the maximum commitment available under the Substitute Credit Facility resulting from the Increased Credit Facility Commitment is greater than $3,086,000 (such additional incremental increase in excess of $3,086,000 being herein referred to as a “Level C Increased Credit Facility Commitment”), then: (x) the ARC Loan Commitment and the ARC Note shall be reduced as provided in subclause (A) above with respect to the Level A Increased Credit Facility Commitment; (y) the BRS Loan Commitment and the BRS Note, and the ARC Loan Commitment and the ARC Note, shall be reduced as provided in subclause (B) above with respect to the Level B Increased Credit Facility Commitment; and (z) the BRS Loan Commitment and the BRS Note shall be reduced by an amount equal to 13.33%, the ARC Loan Commitment and the ARC Note shall be reduced by an amount equal to 58.62%, and the Brinckman Loan Commitment and the Brinckman Note shall be reduced by an amount equal to 28.05%, of the Level C Increased Credit Facility Commitment.
For example, if the maximum commitment available under any Substitute Credit Facility is increased to $4.0 million, then the Loan Commitments and Notes of the Noteholders shall be decreased to the following amounts: BRS — $1,422,349; ARC — $6,254,028; and Brinckman — $2,993,623.
               (ii) In the event that the maximum commitment available under any Substitute Credit Facility is reduced following any increase as provided in Section 3(a)(i) hereof, then the Loan Commitments and the Notes of the Noteholders shall be recalculated in accordance with Section 3(a)(i). For example, if the maximum commitment available under any Substitute Credit Facility is decreased to $2.5 million, then the Loan Commitments and Notes of the Noteholders shall be the following amounts: BRS — $1,622,299; ARC — $7,297,701; and Brinckman — $3,250,000.
               (iii) The Company shall repay the principal amount of the Loans then outstanding with borrowings under the Substitute Credit Facility to the extent of any Increased

Credit Facility Commitment in the following order of priority, subject to the provisions of Section 3(a)(ii) hereof and except to the extent that Brinckman has elected to increase the Brinckman Loans in accordance with Section 4 hereof:
               (A) first, to Noteholders to the extent that the principal amount of their Loans outstanding exceed an amount equal to the product of their Maximum Loan Percentages and the aggregate principal amount of Loans outstanding under all of the Notes; and
               (B) second, to the Noteholders in accordance with Section 3(a)(i) hereof;
however, if such obligation to repay the principal amount of the Loans is the result solely of an increase in the maximum commitments available to the Company under the Bank of America Facility, the maximum aggregate principal amount repaid pursuant to this Section 3(a)(ii) shall not exceed the increase in the maximum commitments available to the Company under the Bank of America Facility.
          (b) In the event that the Company shall fail to repay the full amount of the Loans on the scheduled Maturity Date, upon any acceleration of the Loans or upon any bankruptcy, reorganization, insolvency or similar proceeding (an “Insolvency Event”), all payments of principal under the Notes shall be applied and made in the following order of priority:
          (i) first, to Noteholders to the extent that the principal amount of their Loans outstanding exceed an amount equal to the product of their Maximum Loan Percentages and the aggregate principal amount of Loans outstanding under all of the Notes; and
          (ii) second, to the Noteholders pro rata based on the aggregate principal amount of their Loans after giving effect to clause (i) above.
     (c) In the event that the Company shall make any payment of interest under the Notes in an amount less than the aggregate amount of interest then accrued and unpaid under all of the Notes, the amount of such payment of interest shall be allocated and paid to the Noteholders pro rata based on the aggregate amount of interest accrued and unpaid under each of the Notes.
     (d) In the event that any Noteholder shall receive any payment of principal, interest or other amount in excess of the amount thereof that such Noteholder would be entitled to receive, vis-à-vis the other Noteholders, pursuant to Sections 3(a), 3(b), 3(c) or 4 hereof (an “Excess Allocation”), such Excess Allocation shall be paid by the Noteholder to the other Noteholders to the extent necessary to re-allocate such Excess Allocation in accordance with the provisions of Sections 3(a), 3(b), 3(c) or 4 hereof.

     (e) So long as any Loans are outstanding or any Noteholder shall have any obligation under the Loan Commitments, the Company (including without limitation as debtor-in-possession in any bankruptcy or similar proceeding) shall not grant to any Noteholder or any “Affiliate” or “Related Person” (as such terms are defined in the Operating Agreement) of any Noteholder, and no Noteholder or Affiliate or Related Person of any Noteholder shall seek or obtain, any of the following (together, “Security”), except for the mutual benefit of all of the Noteholders pro rata in accordance with the obligations of the Company under the Notes: (i) any collateral security for the Notes or any other obligation owed by the Company to any Noteholder or any Affiliate or Related Person of any Noteholder (the Notes and any other obligations owed by the Company to the Noteholders or any Affiliate or Related Person of the Noteholders being herein together referred to as “Noteholders Obligations”); (ii) any lien on any assets of the Company; (iii) any guarantee of any Noteholders Obligations; or (iv) in any bankruptcy proceeding of the Company, any use of cash collateral. In the event that any Noteholder or Affiliate or Related Person of any Noteholder shall receive any Security, such Noteholder or Affiliate or Related Person shall hold and share such Security for the mutual benefit of all of Noteholders pro rata in accordance with the obligations of the Company under the Notes and the terms of this Intercreditor Agreement.
     (f) The provisions of this Section 3 shall be applicable both before and after any Insolvency Event affecting the Company or any Noteholder or Affiliate or Related Person of any Noteholder and shall apply to all distributions payable to or received by the Noteholders or any Affiliate or Related Person of any Noteholder pursuant to any plan of liquidation or reorganization of the Company.
     (g) Notwithstanding the other provisions of this Intercreditor Agreement, including without limitation this Section 3, no Noteholder shall be deemed to have guaranteed the Noteholders Obligations owed to any other Noteholder. In the event of any judicial determination that the Noteholders Obligations owed to any Noteholder (“Disallowed Noteholders Obligations” and a “Disallowed Noteholder”, respectively) are void or unenforceable or shall be equitably subordinated to the claims of other creditors of the Company or shall be re-characterized as equity, the other provisions of this Section 3 shall not require that the Company pay or turn over to, or share with, any Disallowed Noteholder any portion of a payment of the Noteholders Obligations owed to non-Disallowed Noteholders or any Security granted to non-Disallowed Noteholders; and the non-Disallowed Noteholders shall have no obligation to pay or turn over to, or share with, any Disallowed Noteholder any such payment or Security to which the non-Disallowed Noteholders are entitled.
     4. Notwithstanding anything to the contrary herein, Brinckman with regard to the Brinckman Note and at any time prior to payment in full of the amount due under the Brinckman Note, may:
     (i) with regard to the BRS Note Closing, elect to increase the Brinckman Loans as of the BRS Note Closing by written notice to the Company and other Noteholders, provided such increase does not result in the Brinckman Loans exceeding the lesser of (A) the aggregate amount owed by the Company under all of the Notes immediately prior to such increase in the Brinckman Loans (the “Noteholders’ Debt”) and (B) $3,250,000; or
     (ii) after the BRS Note Closing, elect to increase or decrease the Brinckman Loans upon thirty (30) days prior written notice to the Company and the other Noteholders, provided such decrease does not result in the ratio of the Brinckman Loans to the total Loans (after giving effect to such decrease in the Brinckman Loans) less than 28.05% and such increase does not result in the Brinckman Loans exceeding the lesser of (A) the Noteholders’ Debt and (B) $3,250,000.
In the event of such a change in the amount of the Brinckman Loans in accordance with the foregoing, the remainder of the Loans under the BRS Note and the Heritage Note will be adjusted between said two Notes in a ratio of 18.53% to 81.47%, respectively, with the Maximum Loan Percentages of BRS and ARC adjusted accordingly. However, the BRS Maximum Loan Percentage shall not exceed 13.33%.
     5. No Noteholder shall take any action or pursue any remedy upon the occurrence of an Event of Default under the Notes except for the mutual benefit of all of Noteholders pro rata in accordance with the obligations of the Company under the Notes. The Noteholders shall be entitled to reimbursement by the Company of their out-of-pocket costs and expenses in connection with any action to enforce the obligations of the Company under the Notes or this Intercreditor Agreement.
     6. So long as any Loans are outstanding or any Noteholder shall have any obligation under the Loan Commitments, the Company and the Noteholders shall not amend the Notes, and the Company shall not incur any indebtedness to the Noteholders or their Affiliates or Related Persons except pursuant to the Notes and in accordance with this Intercreditor Agreement, without the consent of all of the Noteholders. However, the Heritage Note and the Brinckman Note may be amended to conform to the terms of the BRS Note and to reduce the stated principal amount of the Heritage Note and the Brinckman Note to the applicable Loan Commitment as set forth on the signature page hereto.
     7. The provisions of this Intercreditor Agreement shall continue to be applicable to the Notes notwithstanding any assignment or transfer of the Notes and to any assignee or transferee of the Notes. No Noteholder shall effect any assignment or transfer of its Note unless such assignee or transferee shall agree in writing (a “Permitted Note Assignee”), for the benefit of the Company and the other Noteholders, to be bound by this Intercreditor Agreement and acknowledge that the Note assigned or transferred shall continue to be bound by this Intercreditor Agreement; and any assignment or transfer of the Notes without compliance with the provisions of this Section 7 shall be void.
     8. This Intercreditor Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Indiana without regard to conflicts of laws principles.

     9. The provisions of this Intercreditor Agreement shall be solely for the benefit of the parties hereto and any Permitted Note Assignee. No third party creditor of the Company shall have any rights under or as a consequence of this Intercreditor Agreement.
     10. This Intercreditor Agreement supercedes and restates any previously executed agreement regarding the matters which are the subject of this Intercreditor Agreement.
[Signature Page Follows]

     In witness whereof, the undersigned have executed this Intercreditor Agreement as of the date first above written.

Heritage-Crystal Clean, LLC

By:	/s/ Joe Chalhoub
Print name:	Joe Chalhoub

Print title:	President & CEO

Noteholders

Asphalt Refining Company

By:	/s/ John P. Vercruysse	/s/ Donald Brinckman

Print name:	John P. Vercruysse	Donald Brinckman

Print title:	Controller

Stated Principal Amount of Note and Loan Commitment Immediately Prior to Initial BRS Loan:	$10,000,000	Stated Principal Amount of Note and Loan Commitment Immediately Prior to Initial BRS Loan:	$3,500,000

Loan Commitment Immediately After Initial BRS Loan:	$8,320,000	Loan Commitment Immediately After Initial BRS Loan:	$3,250,000

Bruckmann, Rosser, Sherrill & Co II, L.P.
By:	/s/ Bruce C. Bruckmann
Print name:	Bruce C. Bruckmann
Print title:	Managing Director

Stated Principal Amount of Note and Loan Commitment:	$1,750,000

Principal Amount Outstanding Immediately After BRS Initial Loan:	$1,750,000
Intercreditor Agreement dated as of February 24, 2004

INTERCREDITOR AGREEMENT
NOTEHOLDER AND COMPANY CONSENT
     Pursuant to Section 6 of the Intercreditor Agreement dated February 24, 2004, the Noteholders thereunder hereby consent to an amendment of the ARC Note in form attached hereto as Exhibit A and made a part hereof. This Consent may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.

COMPANY: Heritage-Crystal Clean, LLC
By:	/s/ Greg Ray	Date: April 3, 2007
Greg Ray, Vice President

NOTEHOLDERS: Asphalt Refining Company

By:	/s/ John P. Vercruysse	Date: April 27, 2007
Name/Print:	John P. Vercruysse
Title:	Controller

Bruckmann, Rosser, Sherrill & Co. II, L.P.

By:	/s/ Bruce C. Bruckmann	Date: May 2, 2007

Name/Print:
Title:

Date: April 5, 2007
/s/ Donald Brinckman
Donald Brinckman
Intercreditor Agreement dated as of February 24, 2004

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Intercreditor Agreement Noteholder Notice dated February 24, 2004
Pursuant to Subsection 4(i) of the Intercreditor Agreement dated February 24, 2004 (“Agreement”) among Heritage-Crystal Clean, LLC (“the Company”), Bruckmann, Rosser, Sherrill & Co. II, L.P. (“BRS”), Asphalt Refining Company (“ARC”) and Donald Brinckman (“Brinckman”), Brinckman hereby gives notice to Company, BRS and ARC of his election to set his amount loaned to the Company, as of the BRS Note Closing, as defined in the Agreement at $3,250,000.00.
In witness whereof, the undersigned has executed this Notice as of the date first above written.

/s/ Donald Brinckman Donald Brinckman
The above notice is hereby acknowledged by Heritage-Crystal Clean; Bruckmann, Rosser, Sherrill & Co. II, L.P. and Asphalt Refining Company.

Heritage-Crystal Clean, LLC

By:	/s/ Greg Ray

Print name:	Greg Ray
Print title:	Vice President

Asphalt Refining Company

By:	/s/ John P. Vercruysse

Print name:	John P. Vercruysse
Print title:	Controller

Bruckmann, Rosser, Sherrill & Co II, L.P.

By:	/s/ Bruce C. Bruckmann

Print name:	Bruce C. Bruckmann
Print title:	Managing Director

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EXECUTION COPY
NOTEHOLDER AND COMPANY CONSENT UNDER INTERCREDITOR AGREEMENT DATED FEBRUARY 24, 2004
          This NOTEHOLDER AND COMPANY CONSENT UNDER INTERCREDITOR AGREEMENT DATED FEBRUARY 24, 2004 (this “Consent”), is made as of April 19, 2006 by and between DONALD BRINCKMAN, ASPHALT REFINING COMPANY and BRUCKMAN, ROSSER SHERRILL & CO., INC. (the “Noteholders”) and HERITAGE CRYSTAL-CLEAN, LLC (the “Company”).
W I T N E S S E T H:
          WHEREAS, the Noteholders and Company have entered into that certain INTERCREDITOR AGREEMENT DATED FEBRUARY 24, 2004 (the “Agreement”); and
          WHEREAS, the Company has increased its existing Credit Facility with Bank of America from $12,000,000.00 to $20,000,000.00; and
          WHEREAS, the Company and Donald Brinkman have amended the Brinckman Note as more fully set forth in Exhibit A attached hereto and incorporated herein; and
          NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and Noteholders and each of them, such parties hereby waive any prior required notice of any actions taken hereunder and agree as follows:
          1. Amendment to Brinckman Note. Notwithstanding anything to the contrary contained in the Agreement or the BRS Purchase Agreement (as that term is defined in the Agreement), the Company and Noteholders consent and agree that the Brinkman Note is hereby amended as set forth on Exhibit A.
          2. Representations, Warranties and Covenants.
          (a) The Noteholders and the Company hereby represent and warrant that this Consent constitutes legal, valid and binding obligations of the Noteholders and the Company enforceable against the each of them in accordance with its terms.
          (b) The Noteholders and the Company hereby represent and warrant that the execution, delivery and performance of this Consent has been duly authorized, does not violate any provision of its charter agreement, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any governmental agency, or of any other third party under the terms of any contract or agreement to which it is bound.

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          4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.
          5. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.
* * * * *

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

DONALD BRINCKMAN, as Noteholder

By:	/s/ Donald Brinckman

Name:

Title:

ASPHALT REFINING COMPANY, as Noteholder

By:	/s/ John P. Vercruysse

Name:	John P. Vercruysse

Title:	Controller

BRUCKMAN, ROSSER SHERRILL & CO., INC, as Noteholder

By:	/s/ Bruce C. Bruckmann

Name:

Title:

HERITAGE CRYSTAL-CLEAN, LLC, as the Company

By:	/s/ Gregory Ray

Name:	Gregory Ray

Title:	Secretary

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EXHIBIT A
First Amended and Restated Brinckman Note attached